CONSULTANT AGREEMENT

This Consultancy Agreement (the "Agreement") is made and entered into effective as of the 18th day of April, 2008 (the "Effective Date"), between PUREPROMOTER LIMITED, a company registered in the UK with Company Number 4266410 (the "Company") and FLAXLANDS MANAGEMENT Limited) whose address is Flaxlands Manor, Flaxlands Nr Hook, Swindon, Wiltshire SN4 8DY(the "Consultants").

WHEREAS:

A.          The Group to which the Company belongs is engaged in the business of providing e-mail and mobile marketing services and Mobile content, applications and related services

B.          The Company desires to retain the Consultants to provide consultancy services to the Company on the terms and subject to the conditions of this Agreement.

C.          The Consultants have agreed to provide consultancy services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.          DEFINITIONS

1.1       The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)        "Consultancy Fee" shall mean the fee payable to the Consultants at the rate set forth in Section 5.1;

(b)        "Board" shall mean the Board of Directors of the Company;

(c)        "Term" shall mean the term of this Agreement beginning on the Effective Date for a period of at least 24 months subject to the termination section of this Agreement.

2.          ENGAGEMENT AS A CONSULTANT

2.1       The Company hereby engages the Consultants to provide services in accordance with the terms and conditions of this Agreement and the Consultants hereby accepts such engagement.

3.          TERM OF THIS AGREEMENT

3.1       The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue for at least 24 months and can thereafter be terminated in accordance with the terms of this Agreement.

4.          CONSULTANTS SERVICES

4.1       The Consultants agree to perform the following services and undertake the following responsibilities and duties for the Company to be provided by the Consultants to the Company as consulting services (the "Consulting Services"):

(a)          Act as the Managing Director of PurePromoter Ltd;

(b)          Act as a Board member of Mobiventures Inc;

(c)          The Consultants will report to the Chief Executive Officer of Mobiventures inc;

4.2       The Consultants shall devote enough time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services.

4.3       The Consultants will appoint the person(s) performing the duties under this agreement pending approval from the Company.

4.4       In providing the Consulting Services, the Consultants will:

  comply with all applicable federal, state, local and foreign statutes, laws and regulations;

  not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

  not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.5       The Consultants will at all times be independent contractor suppliers to the Company and the Consultants will not be deemed to be an employee of the Company.

5.          CONSULTANT FEE

5.1       During the term of this Agreement and in consideration for the provision of the Consulting Services, the Company will:

(a)          pay the Consultants a fixed retainer fee equal to L 4,166.66 per calendar month (the "Consultancy Fee")

(b)          grant to the Consultants a total of 600,000 stock warrants of the shares in the Mobiventures Inc.'s common stock on the issue dates set forth below, with an exercise price equal to US$ 0.10 per share, which warrants will be exercisable for a term of 5 years. The full terms of the warrants are contained in a separate agreement ("Warrant Certificate Agreement"). No warrants may be exercised unless such warrants have vested in accordance with the terms of the Warrant Certificate Agreement.  Notwithstanding the five year term of the warrants, all warrants will expire and cease to be exercisable on the date that is one year following the date of termination of this Agreement for any reason
Number of Warrants 600,000	Issue Date 24 months after the Effective Date

(c)          The Company may also consider the Consultants for a cash and/or equity bonus for each fiscal year, or part thereof that he is employed by the Company, in an amount to be determined at the discretion of the Board.

The Consultancy Fee will be presented as an invoice at the end of each month and will be paid by the fifteenth day of the following month.

6.          REIMBURSEMENT OF EXPENSES

6.1       The Company will pay to the Consultants, in addition to the Consultancy Fee, reasonable travel and promotional expenses and other specific expenses incurred by the Consultants in provision of the Consulting Services, provided the Consultants have obtained the prior written approval of the Company.

7.          TERMINATION

7.1       The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an "Event of Default"):

(a)          the Consultants commission an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)          the neglect or breach by the Consultants of their material obligations or agreements under this Agreement; or

(c)          the Consultants refusal to follow lawful directives of the Board,

provided that notice of the Event of Default has been delivered to the Consultants and provided the Consultants has failed to remedy the default within thirty days of the date of delivery of notice of the Event of Default.

7.2       The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultants and paying to the Consultants an amount equal to 1 month of the Consultants Fee in a lump sum as full and final payment of all amount payable under this Agreement, including damages for wrongful termination.

7.3       The Consultants may terminate this Agreement at any time giving the Company 1 month's notice in writing, or in the event of any breach of any material term of this Agreement by the Company, provided that written notice of default has been delivered to the Company and the Company has failed to remedy the default within thirty days of the date of delivery of notice of default.

7.4       On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

8.          PROPRIETARY INFORMATION AND DEVELOPMENTS

8.1       The Consultants will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultancy Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, customer lists and details of its Internet web site or business relationships with banks, lenders and other parties not otherwise publicly available.

8.2       If at any time or times during the term of this Agreement, the Consultants shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, and (ii) results from tasks assigned the Consultants by the Company or results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise, and the Consultant shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company's ownership of such Developments. The Consultants hereby assign any rights (including, but not limited to, any copyrights and trademarks) the Consultants may have or acquire in the Developments and benefits or rights resulting there from to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

The Consultants will, during the term of this Agreement and at any time thereafter, at the request and cost (including the Consultants reasonable attorney's fees) of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and, its duly authorized agents may reasonably require:

(a)          to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection for any Developments in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b)          to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous propose.

In the event the Company is unable, after reasonable effort, to secure the Consultants authorization on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of the Consultants trading circumstance or physical or mental incapacity of consultant performing the duties under this agreement or for any other reason whatsoever, the Consultants hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as their respective agent and attorney-in-fact, to act for and on their behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution, and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by the Consultants as applicable.

8.3       The obligations of the Consultants set forth in Sections 8.1 and 8.2 will survive termination of this Agreement.

9.          NON-COMPETE; NON-HIRE

9.1       The Consultants agrees that, in the event of any termination of this Agreement, for a period of one (1) year following such termination of this Agreement, the Consultants will not hire or otherwise employ or retain, or knowingly permit (to the extent reasonably within their control) any other entity or business which employs the Consultants or in which the Consultants have any ownership interest or are otherwise involved to hire or otherwise employ or retain, any person who was employed or engaged as a consultant or employee by the Company as of the date of the termination of this Agreement, with the exception of anyone who was known to the Consultants prior to the Effective Date of this Agreement.

9.2       The restrictions in this Section 9, to the extent applicable, shall be in addition to any restrictions imposed upon the Consultants by statute or at common law.

9.3       The parties hereby acknowledge that the restrictions in this Section 9 have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions reasonably necessary to protect the Company from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this Section 9 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances. Each provision, paragraph and subparagraph of this Section 9 is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

9.4       The obligations and agreements of the Consultants set forth in Sections 9.1, 9.2 and 9.3 will survive termination of this Agreement for the periods specified in Section 9.1.

10.        RELIEF

10.1     The Consultants hereby expressly acknowledges that any breach or threatened breach by the Consultants of any of the terms set forth in Section 8 or 9 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

11.        INDEMNIFICATION

11.1     The Consultants will indemnify and defend and hold the Company harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultants to perform any of its covenants and agreements set forth in this Agreement. However, this is in total limited to the maximum of the aggregated fees paid to the Consultants by the Company and can never exceed that amount. The indemnification provisions of this paragraph shall survive the termination and expiration of this Agreement.

12.        PARTIES BENEFITED; ASSIGNMENTS

12.1     This Agreement shall be binding upon, and inure to the benefit of, the Consultants or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultants.

13.        NOTICES

13.1     Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultants at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 13. Notices shall be deemed given when delivered.

14.        GOVERNING LAW

14.1     This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom and each party hereto adjourns to the jurisdiction of the courts of the United Kingdom.

15.        REPRESENTATIONS AND WARRANTIES

15.1     The Consultants represent and warrant to the Company that (a) the Consultants are under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of their duties hereunder or other rights of Company hereunder

16.        MISCELLANEOUS

16.1     This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

16.2     This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

16.3     No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

16.4     A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

16.5     This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

16.6     The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

16.7

16.8     This Agreement replaces and supercedes all other consultancy agreements between the Company and the Consultants and any amendments hereto.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

PurePromoter Limited
by its authorized signatory:

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Signature of Authorized Signatory

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Name of Authorized Signatory

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Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY Stuart Hobbs for and on behalf of Flaxlands Management Ltd in the presence of:

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Signature of Witness

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Address of Witness

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Stuart Hobbs

(Director, Flaxlands Management Ltd